UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 9, 2014

MainStreet BankShares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	333-86993	54-1956616
(State or other	(Commission	(I.R.S. Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

1075 Spruce Street, Martinsville, Virginia	24112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(276) 632-8054

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4c)

Form 8-K, Current Report

MainStreet BankShares, Inc.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Special Meeting of the shareholders of MainStreet BankShares, Inc. (the “Company”) was held on December 9, 2014 (the “Special Meeting”). There were 1,713,375 shares of Common Stock eligible to be voted at the Special Meeting, and 1.434,510 shares were represented at the meeting by the holders thereof, which constituted a quorum. The final results for each of the matters submitted to a vote of shareholders at the Special Meeting are as follows:

Proposal 1: A proposal to approve the Agreement and Plan of Merger by and between the Company and American National Bankshares Inc. (“American National”), dated as of August 24, 2014, pursuant to which the Company will merge with and into American National, with American National being the surviving institution.

			Broker
For	Against	Abstain	Non-Vote
1,413,829	16,941	3,740	0

Proposal 2: The stockholders approved a non-binding advisory vote to approve the compensation of the Company’s named executive officers. The results of the vote were as follows:

			Broker
For	Against	Abstain	Non-Vote
1,229,854	181,994	22,662	0

Proposal 3: A proposal to adjourn the Company’s Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of Proposal One.

For	Against	Abstain

MainStreet is the bank holding company for Franklin Community Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2014	/s/ Brenda H. Smith
Brenda H. Smith
President and CEO

Date: December 12, 2014	/s/ Lisa J. Correll
Lisa J. Correll
Senior Vice President/CFO